UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2023

Power Solutions International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35944	33-0963637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of Principal Executive Offices, and Zip Code)

(630) 350-9400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 29, 2023 (the “Effective Date”), Fabrizio Mozzi resigned from the Board of Directors (the “Board”) of Power Solutions International, Inc. (the “Company” or “PSI”). Mr. Mozzi served as Chairman of the Board and was also a member of the Nominating and Corporate Governance Committee. Also on the Effective Date, Shaojun Sun resigned as Vice Chairman of the Board but will continue to serve as a member of the Board. Mr. Mozzi’s resignation is not based upon any disagreement with the Company on any matter relating to the respective operations, policies, or practices of the Company.

Further, on the Effective Date, the Board appointed Jiwen Zhang to the Board and to serve as Chairman of the Board. Mr. Jiwen Zhang will serve on the Board as designee of Weichai America Corp., PSI’s majority stockholder. Finally, on the Effective Date, Gengsheng Zhang was appointed as a member of the Nominating and Corporate Governance Committee to fill the vacancy as a result of Mr. Mozzi’s resignation.

Mr. Jiwen Zhang will serve until the Company’s 2023 annual meeting of stockholders or until his successor is duly elected and qualified.

Mr. Jiwen Zhang, age 52, has served as Chairman and CEO of Weichai America Corp., which focuses on researching, developing and manufacturing a full line of off-road natural gas engines and engine components, since February 2023. Weichai America is a wholly owned subsidiary of Weichai Power Co., Ltd., a publicly traded company on the Hong Kong Stock Exchange and the Shenzhen Stock Exchange. Mr. Jiwen Zhang has over twenty years of experience in the engine industry. From January 2013 to December 2022, Mr. Jiwen Zhang served as President of Kohler Power Systems, a multinational company located in Wisconsin, which specialized in diesel and gaseous generators, responsible for oversight of the global business operations. Prior to this, Mr. Jiwen Zhang served as Managing Director Commercial of Fiat Powertrain APAC from September 2010 to December 2012, Vice President of Volvo Penta Region Asia from May 2002 to August 2010, and Customer Service General Manager of a Caterpillar distributor Lei Shing Hong machinery from September 1994 to April 2002.

Mr. Jiwen Zhang earned his EMBA from University of Texas at Arlington and bachelor’s degree of Mechanical & Electrical Engineering from University of Science and Technology of China.

In connection with his appointment to the Board, Mr. Jiwen Zhang will be compensated with an annual retainer fee of $75,000 (which includes $25,000 for serving as Chairman of the Board) and $1,500 for each Board meeting and each committee meeting he attends. Furthermore, there are no family relationships between Mr. Jiwen Zhang and any other director or executive officer of the Company and there are no transactions between Mr. Jiwen Zhang and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Power Solutions International, Inc.

Dated: March 30, 2023	By:	/s/ Xun Li
Name: Xun Li
Title: Chief Financial Officer